Exhibit 99.1
                           CACI International Inc
                                 CACI, Inc.
                          Government Systems, Inc.

                            ACQUISITION AGREEMENT

                              Table of Contents
ARTICLE 1

   PURCHASE OF ASSETS
   1.1     Purchase and Sale
   1.2     Excluded Assets
   1.3     Assumption of Liabilities
   1.4     Instruments of Transfer
   1.5     Purchase Price
   1.6     Taxes
   1.7     Closing
   1.8     Working Capital

ARTICLE 2
   REPRESENTATIONS AND WARRANTIES OF GSI
   2.1     Corporate Status of GSI
   2.2     Authority for Agreement
   2.3     No Default or Violation
   2.4     Financial Statements
   2.5     Absence of Material Adverse Changes and Undisclosed Liabilities
   2.6     Assets Other Than Assigned Contracts
   2.7     Assigned Contracts
   2.8     Compliance with Applicable Law
   2.9     Litigation
   2.10    Tax Matters
   2.11    Employee Benefit Plans; Compliance with ERISA
   2.12    Employment-Related Matters
   2.13    Environmental
   2.14    Customers
   2.15    Suppliers
   2.16    Absence of Certain Payments
   2.17    Intellectual Property
   2.18    Insurance Contracts
   2.19    Interests of Officers
   2.20    No Misrepresentations

ARTICLE 3

   REPRESENTATIONS AND WARRANTIES OF CACI AND CASUB
   3.1     Corporate Status of CACI and CASub.
   3.2     Authority for Agreement
   3.3     No Default or Violation
   3.4     Annual Reports
   3.5     Absence of Material Adverse Changes and Undisclosed Liabilities
   3.6     No Misrepresentations
   3.7     Employment Offers

ARTICLE 4

   COVENANTS
   4.1     Further Assurances
   4.2     Assignment of Assigned Contracts
   4.3     Customers
   4.4     Returns of Defective Goods
   4.5     Excluded Assets
   4.6     Defense of Claims and Litigation
   4.7     Retention of Books and Records
   4.8     Employees
   4.9     Bulk Transfer Compliance
   4.10    Indemnities
   4.10.1  Indemnification of CACI
   4.10.2  Indemnification of GSI
   4.10.3  Third Party Claims
   4.10.4  Claims
   4.10.5  Limitation of Liability
ARTICLE 5

   CONDITIONS PRECEDENT
   5.1     Conditions Precedent to the Obligations of Each Party
   5.2 Conditions to Obligations of CACI and CASub to Effect the Acquisition
   5.3     Conditions to Obligations of GSI to Effect the Acquisition

ARTICLE 6

   DEFINITIONS AND MISCELLANEOUS
   6.1     Definitions of Certain Terms
   6.2     Brokerage
   6.3     Survival of Representations and Warranties
   6.4     Expenses
   6.5     Governing Law
   6.6     Notice
   6.7     Entire Agreement, Assignability, etc
   6.8     Cumulative Rights and Remedies
   6.9     Severability
   6.10    Counterparts

                            ACQUISITION AGREEMENT


ACQUISITION AGREEMENT (the "Agreement"), dated as of October 31, 1997, by and among Government Systems, Inc., a Delaware corporation ("GSI"), CACI International Inc, a Delaware corporation ("CACI"), and CACI, Inc., a Delaware corporation ("CASub") and a wholly-owned subsidiary of CACI.

                                 WITNESSETH

WHEREAS CACI provides information systems and services for U.S. Government and other customers; and

WHEREAS GSI delivers global communications services and solutions to the desktop for U.S. Government customers, Government prime contractors, and other customers; and

WHEREAS CACI wishes to purchase from GSI, and GSI wishes to sell to CACI, the business of GSI, consisting of certain assets of GSI hereinafter defined, together with assumption of certain liabilities of GSI hereinafter defined;

GSI, CACI and CASub hereby agree as follows:

                                  ARTICLE 1

                             PURCHASE OF ASSETS

1.1 Purchase and Sale. Upon and subject to the terms and conditions hereof, at the Closing (as hereinafter defined), GSI shall sell, transfer and assign to CASub, and CASub shall purchase and acquire from GSI, all right, title and interest in and to the following described tangible and intangible assets of GSI (the "Assets") other than the Excluded Assets, as hereinafter defined, in each case free and clear of all liens, charges, security interests and other encumbrances except for the "Assumed Liabilities" (as hereinafter defined):

      1.1.1 All items set forth on Exhibit 1.1.1 (collectively the "Inventory");

      1.1.2 Machinery, equipment, tools, furniture, fixtures, vehicles, related parts and supplies and other tangible assets owned by GSI and all related computer programs, software and firmware owned by GSI and used in connection with the maintenance or operation of the business of GSI, to the extent set forth on Exhibit 1.1.2 (collectively, "Tangible Assets");

      1.1.3 All rights of GSI, whether now existing or hereafter arising, against manufacturers, vendors or subcontractors with respect to any of the Inventory or Tangible Assets or any part thereof, including, without limitation, all product warranties thereon and all rights set forth in Exhibit 1.1.3;

      1.1.4 All books and records or parts thereof under the control of GSI (collectively, the "Asset Documents") relating to the Assets and the Intellectual Property (as hereinafter defined), including, without limitation, price lists, customer and vendor lists, historical sales data, payroll data and other accounting and business records, files and data relating to producing and selling the goods and services of GSI, maps, plans, diagrams, process and notebooks, specifications, test results, diagrams, flow charts, blueprints, drawings, schematics, manuals, maintenance logs, specifications and other documents, books, papers, ledgers and records, including, without limitation, the items set forth in Exhibit 1.1.4;

      1.1.5 All advances, prepaid expenses, other prepayments and related rights paid or obtained in connection with the Assets (collectively, the "Prepaid Expenses"), including, without limitation, the items set forth in
Exhibit 1.1.5;

      1.1.6 All rights, registrations and applications for the trademarks, service marks and trade names set forth in Exhibit 1.1.6, all good will related thereto, all licensed software, and all know-how, copyrights, inventions and trade secrets and all registrations and applications for the registration thereof (collectively, the "Intellectual Property"), in each case relating to or used or useful in connection with the Assets or the business of GSI, including, without limitation, the items set forth in Exhibit 1.1.6;

      1.1.7 All rights and interests in, to and under all leases, contracts, licenses and other agreements set forth in Exhibit 1.1.7 (collectively, the "Assigned Contracts");

      1.1.8 All orders, deposits and payments set forth in Exhibit 1.1.8 (collectively, the "Orders"); and

      1.1.8 All rights of GSI, whether now existing or hereafter arising, against manufacturers, vendors or subcontractors with respect to any of the Assets or any part thereof, including, without limitation, all guarantees and product and other warranties issued in connection with the manufacture, sale or repair of the Assets, including, without limitation, the items set forth in
Exhibit 1.1.9.

1.2 Excluded Assets. None of the items listed in Exhibit 1.2 is being sold, assigned or otherwise transferred to CASub.

1.3 Assumption of Liabilities. CACI and CASub hereby agree to assume and perform the Assumed Liabilities. The "Assumed Liabilities" shall mean (a) the current liabilities listed in Exhibit 1.3, (b) GSI's obligations under the Orders, payment or performance of which is due after the Closing and which relate to goods to be delivered or services to be performed after the Closing and (c) GSI's obligations under the Assigned Contracts, excluding the obligations described in Section 1.3.1.1.

      1.3.1 Except for the Assumed Liabilities, CACI and CASub are assuming no liabilities of GSI or any other person or entity in connection with this transaction. Without limiting the generality of the foregoing, GSI shall be solely responsible for payment of all amounts at any time owing by GSI with respect to the business, operations or property of GSI, both before and after the Closing, whether accrued or contingent, known or unknown, other than the Assumed Liabilities. CACI specifically assumes no liability for, and GSI specifically retains sole responsibility for, the following, regardless of when discovered or asserted:

            1.3.1.1 Obligations under the Assigned Contracts arising as a result of any breach of any term or any default by GSI occurring before the Closing;

            1.3.1.2 All medical, dental, life insurance, workmen's compensation and other pension and welfare benefit obligations under any Benefit Plan for all hourly and salaried employees of GSI who terminated employment or retired before the Closing and all such obligations for claims under any Benefit Plan that were incurred or (with respect to workmen's compensation) injuries that occurred before the Closing;

            1.3.1.3 Any warranty or other claim relating to goods delivered or services performed by GSI before the Closing; and

            1.3.1.4 Any claim relating to failure to comply before the Closing with any Environmental Permit or Environmental Law (as hereinafter defined) or relating to any Environmental Contamination (as hereinafter defined), or use, disposal or discharge of any Materials of Environmental Concern (as hereinafter defined) by GSI or its lessees, agents or representatives, occurring or in existence on or before the Closing.

1.4 Instruments of Transfer. The transfer of the Assets to be transferred to CASub at the Closing shall be effected by bills of sale, assignments and the other instruments of transfer as shall transfer to CASub full title to the Assets free and clear of all liens, charges, security interests and other encumbrances whatsoever except the Assumed Liabilities, all of which documents shall be substantially in the form attached hereto as Exhibit 1.4.

1.5 Purchase Price. CACI shall pay to GSI, for the transfer of the Assets, a total purchase price of Twenty-Eight Million Dollars ($28,000,000) (the "Purchase Price"), allocated in the manner specified in Exhibit 1.5. The Purchase Price shall be payable at the Closing by wire transfer of immediately available funds to an account specified in writing by GSI.

1.6 Taxes. GSI shall pay all sales, use, transfer or documentary taxes, or stamps and filing fees arising out of or relating to the sale of the Assets to CACI hereunder that are imposed as of the closing by any taxing authority.

1.7   Closing.

      1.7.1 The closing of the purchase and sale of the Assets (the "Closing") shall occur simultaneously with the execution of this Agreement. All transactions occurring at the Closing shall be deemed to be effective as of 12:01 a.m. on November 1, 1997.

      1.7.2 At the Closing,

            1.7.2.1 GSI shall deliver to CACI:

                    1.7.2.1.1 Bills of sale, assignments and other instruments of transfer of title to the Assets in substantially the form set forth in
Exhibit 1.7.2.1.1;

                    1.7.2.1.2 Licenses to use GSI's intellectual property (as defined therein) in substantially the form set forth in Exhibit 1.7.2.1.2;

                      1.7.2.1.3 A certification, as described in Treasury Regulation Section 1.1445-2(b)(2), to the effect that GSI is not a "foreign person" within the meaning of Section 1445(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                    1.7.2.1.4 Agreed forms of assignments of the Assigned Contra cts and consents to such assignments;

                    1.7.2.1.5 All originals and records of the Orders;

                    1.7.2.1.6 The Asset Documents; and

                    1.7.2.1.7 The documents required by Section 5.2 to be delivered by GSI as a condition to the obligations of CACI and CASub hereunder.

            1.7.2.2 CACI shall deliver to GSI:

                    1.7.2.2.1 CACI and CASub's written assumption of and agreement to perform the Assumed Liabilities in substantially the form set forth in Exhibit 1.7.2.2.1;

                    1.7.2.2.2 The payment required by Section 1.5; and

                    1.7.2.2.3 The documents required by Section 5.3 to be delivered by CACI and CASub as a condition to GSI's obligations hereunder.

1.8 Working Capital. At the Closing, CACI shall pay to GSI by wire transfer of immediately available funds to an account specified by GSI Five Million Five Hundred Twenty-Two Thousand Dollars ($5,522,000) (the Working Capital Payment), which payment is based in part on the trial balance set forth as
Exhibit 1.8, and in part on the agreement of the parties that the net value of the Assets at Closing (the value of the Assets less the value of the Assumed Liabilities) is Eleven Million Two Hundred Ninety-Four Thousand Dollars ($11,294,000).

      1.8.1 CASub shall provide GSI with assistance required by GSI to complete a formal closing of the books of GSI for the period ending October 31, 1997 within thirty (30) days of the Closing.

      1.8.2 Within ten (10) days of completion of the closing of GSI's books for the period ending October 31, 1997, representatives of CACI and GSI shall confer and, based on the value of the Assets and the Assumed Liabilities as of October 31, 1997 (as modified by the following understanding: the parties agree that the value of the Assets and Assumed Liabilities shall be determined in accordance with generally accepted accounting principles, except with respect to the value of Work-In-Process Inventory Balance on Contract No. DCA200-94D-0089 (the "ADTN Contract"), which shall be stated at the value of future billings for equipment already purchased for that contract, less an allowance for fifteen percent profit; that amount is estimated to be $5,130,000 as at September 26, 1997), agree upon a net value of the Assets at Closing (the Final Working Capital Value). If the Final Working Capital Value exceeds Eleven Million Two Hundred Ninety-Four Thousand Dollars ($11,294,000), CACI shall pay to GSI an amount equal to the amount by which such Final Working Capital Value exceeds Eleven Million Two Hundred Ninety-Four Thousand Dollars ($11,294,000). If, on the other hand, the Final Working Capital Value is less than Eleven Million Two Hundred Ninety-Four Thousand Dollars ($11,294,000) GSI shall pay to CACI an amount equal to the amount by which the Final Working Capital Value is less than Eleven Million Two Hundred Ninety-Four Thousand Dollars ($11,294,000). Any payment required to be paid pursuant to this Section 1.8.2 shall be made by wire transfer of immediately available funds to an account specified by the payee within ten (10) days of agreement on the Final Working Capital Value.


                                  ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF GSI

GSI represents and warrants to CACI as follows:

2.1 Corporate Status of GSI. GSI is a corporation duly organized, validly existing and in good standing under the laws of Delaware. GSI is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties owned, leased or operated by GSI and used in the business of GSI or the nature of the business transacted by GSI makes such qualification necessary, except where failure to be so qualified would not have a materially adverse effect on the Assets or CASub's ability to purchase or use the assets as contemplated by this Agreement.

2.2 Authority for Agreement. GSI has the full corporate power to own, lease and operate the Assets as currently owned, leased, operated and conducted and to execute, deliver, and perform this Agreement and the other transactions contemplated herein and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of GSI and the stockholders of GSI, and no other corporate proceedings on the part of GSI remain necessary to authorize the execution, delivery and performance of this Agreement and the other transactions contemplated hereby. This Agreement and the related documents have been duly executed and delivered by GSI and are legal, valid and binding obligations of GSI enforceable against GSI in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights and except to the extent that courts may award money damages rather than specific performance of contractual provisions.

2.3 No Default or Violation. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-Laws or other organizational documents of GSI, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of or constitute a default under, or (except as otherwise contemplated by this Agreement) require the consent of any other party to, or result in any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation that could have a materially adverse effect on the Assets or CASub's ability to purchase or use the Assets as contemplated by this Agreement. Except as otherwise contemplated by this Agreement, no authorization, consent, approval, license, order, or permit of, or declaration of, or filing with or notice to, any governmental body or authority or any other person or entity is necessary for the execution and delivery of this Agreement by GSI or the consummation by GSI of the other transactions contemplated hereby.

2.4 Financial Statements. GSI has previously furnished to CACI true and complete copies of its financial statements for each of the three fiscal years ended in March 1995, 1996, and 1997 (the "GSI Financial Statements"). Each of the balance sheets included in the GSI Financial Statements (including any related notes and schedules) fairly presents the consolidated financial position of GSI as of its date and the other financial statements included in the GSI Financial Statements (including any related notes and schedules) fairly present the consolidated results of operations or other information included therein of GSI for the periods or as of the dates therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

2.5 Absence of Material Adverse Changes and Undisclosed Liabilities. Since March 28, 1997, there has not occurred or arisen, whether or not in the ordinary course of business: (a) any material adverse change in the business, operations, assets, financial condition, results of operations or properties of GSI, or (b) any event, condition or state of facts of any character that might materially and adversely affect the Assets. GSI has no material liabilities or obligations, fixed, accrued, contingent or otherwise, that relate to the Assets and are not fully reflected or provided for on, or disclosed in the notes to, the consolidated balance sheet for the fiscal year ended March 28, 1997 included in the GSI Financial Statements (the "1997 Balance Sheet"), except (a) liabilities and obligations incurred in or as a result of the ordinary course of business since March 28, 1997, none of which individually or in the aggregate has been or is materially adverse to the Assets, (b) liabilities and obligations permitted by or provided for or contemplated by this Agreement and (c) liabilities and obligations disclosed on the Exhibits delivered hereunder.

2.6   Assets Other Than Assigned Contracts.

      2.6.1 GSI has good record and marketable title to, or a valid leasehold interest in, all of the Assets. None of the Assets is subject to any mortgage, pledge, lien, security interest, lease or other encumbrance.

      2.6.2 The Inventory consists of items of a quantity and quality usable or saleable in the normal course of business of GSI. All plant, equipment and personal property included in the Assets are in good operating condition and repair.

      2.6.3 GSI is not in material violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, city planning, land use or similar matters) relating to its leased property located at 14200 Park Meadow Drive, Suite 200, Chantilly, Virginia. There are no proceedings materially affecting the present or future use of such property for the purpose for which it is used or the purpose for which it is intended to be used. All buildings, structures and fixtures used by GSI at such property are in good operating condition and repair and are insured with coverages that are usual and customary for similar properties and similar businesses.

      2.6.4 The Assets constitute substantially all of the assets used by GSI prior to the Closing in the conduct of its business. The Assets when delivered at the Closing shall be in a condition sufficient to enable CASub to utilize the Assets as they were utilized by GSI prior to the Closing. No written notice has been received by GSI from any insurance company that has issued a policy with respect to any of the Assets or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work relating to the Assets.

2.7 Assigned Contracts. GSI has delivered to CACI or made available to CACI a true and complete copy of each of the Assigned Contracts and all amendments thereto. All Assigned Contracts are in full force and effect, and GSI has not received any notice of default, nor is it in default, nor does any condition exist which with notice or the lapse of time, or both, will render GSI in default, under any of the Assigned Contracts, other than defaults that would not materially impair CASub's ability to assume, perform and receive the benefits of the Assigned Contracts and except as the parties have previously discussed with respect to the Globalstar contract number GSC-96-0064. Neither GSI nor any of its directors, officers, employees, representatives, or other agents has any knowledge or reason to believe or suspect that GSI will be unable to assign the Assigned Contracts or that any other party, including, without limitation, the Government, will not approve or consent to the assignment of any of the Assigned Contracts or will otherwise prohibit or materially restrict the assignment of any of the Assigned Contracts. To the best of GSI's knowledge, the other parties to the Assigned Contracts are in compliance with all material terms and conditions of the Assigned Contracts, and no party thereto has notified GSI of an intention to terminate or materially change the nature of its transaction or relationship with GSI or CACI thereunder.

2.8 Compliance with Applicable Law. GSI has all requisite licenses, permits and certificates from all foreign, federal, state and local authorities necessary to utilize the Assets as presently utilized, and to own, lease and operate the Assets, and the business of GSI which relates to the Assets is not being conducted in violation of any applicable law, statute, ordinance, regulation, rule, judgment, decree, order, permit, license, concession, grant or other authorization of any court or of any governmental entity or authority, in any case where the violation or failure to comply, individually or in the aggregate, would have a material adverse effect on the Assets.

2.9   Litigation.

      2.9.1 There is no investigation, inquiry or review by any governmental entity or authority with respect to GSI pending or, to the best of GSI's knowledge, threatened, nor has any governmental entity indicated to GSI an intention to conduct the same; and

      2.9.2 There is no claim, action, suit, arbitration, labor dispute, investigation or proceeding of any kind, pending or, to the best of GSI's knowledge, threatened, at law or in equity, before any court, arbitrator, governmental entity or authority, and there is no order, writ, injunction, decree or judgment of any court, arbitrator, governmental entity or authority, that involves, affects or relates to the Assets that either singly or in the aggregate may have any material adverse effect on the Assets.

2.10 Tax Matters. GSI has filed all federal, state, local and foreign income, corporate excise and payroll tax returns and reports required to be filed by it or on its behalf. All taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the GSI Financial Statements. All tax returns of GSI that have been examined by any governmental authority since January 1, 1994 are identified on Exhibit 2.10 along with the respective authority; CACI has been provided with a copy of all returns and any assessments resulting from such examinations and all assessments, penalties and interest have been paid in full. GSI is not a party to any tax indemnity or tax sharing agreement. GSI has informed CACI of a pending claim by GSI for collection from the Federal Aviation Administration of sales taxes in the aggregate amount of approximately $586,000. GSI warrants to CACI collection of the amount determined to be due; and, in the event that CACI is required to pursue or determines in the exercise of CACI's reasonable judgement that it is prudent for CACI to pursue collection efforts itself, GSI undertakes to pay or to reimburse CACI for the reasonable costs of collection. If GSI elects to pursue collection, CACI will cooperate with GSI's effort in good faith and at no material out-of-pocket cost to CACI.

2.11  Employee Benefit Plans; Compliance with ERISA.

      2.11.1 Exhibit 2.11 sets forth all Employee Benefit Plans and Benefit Arrangements that are sponsored or contributed to by GSI or any of its ERISA Affiliates covering GSI's employees or former employees. True and complete copies of all such Employee Benefit Plans and Benefit Arrangements have been delivered to CACI.

      2.11.2 With respect to each Employee Pension Benefit Plan sponsored, maintained or contributed to by GSI or any ERISA Affiliate, or with respect to which GSI or any ERISA Affiliate previously had an obligation to contribute:

             (a) No such plan has been terminated so as to subject, directly or indirectly, any assets of GSI or its ERISA Affiliates to any liability, contingent or otherwise, or the imposition of any liens under Title IV of ERISA;

             (b) No proceeding has been initiated or threatened by any person, including the PBGC, to terminate any such plans;

             (c) No liability to the PBGC has been incurred;

             (d) No "reportable event," as defined in Section 4043 of ERISA (to the extent that the reporting of such event to the PBGC has not been waived) has occurred and is continuing with respect to any such plan.

      2.11.3 Neither GSI nor any of its ERISA Affiliates has at any time been obliged to contribute to any Multiemployer Plan.

      2.11.4 Neither GSI nor any of its ERISA Affiliates sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan that provides benefits described in
Section 3(1) of ERISA to any former employee or retiree of GSI or any ERISA Affiliate of any of them, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code.

      2.11.5 Each Benefit Plan has at all times prior hereto been maintained in all material respects in accordance with all applicable laws. GSI and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of any Benefit Plan that is a profit sharing or stock bonus plan designed to comply with the qualification requirements of Code Section 401(a).

      2.11.6 Each Benefit Plan that is intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to CACI, and, to GSI's knowledge, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such Benefit Plan.

2.12 Employment-Related Matters. To the extent the Assets are affected (a) GSI is in compliance with all applicable laws respecting employment, consulting, employment practices, wages, hours, and terms and conditions of employment; (b) GSI is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees GSI; (c) there is no labor strike, dispute, slowdown, work stoppage, lockout or other labor controversy in effect, that is pending or, to the best of GSI's knowledge, threatened against or otherwise affecting GSI, and GSI has not experienced any labor controversy within the past three years; (d) no labor representation question exists or has been raised respecting any of the employees of GSI; (e) GSI has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program at any time from or after January 1, 1991 except, in each case, actions involving no more than ten (10) employees at any one time, nor has GSI planned or announced any action or program for the future with respect to which GSI has or may have any material liability; and (f) GSI is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement or statute relating to employment.

2.13  Environmental.

      2.13.1 To the extent the Assets are affected and to the best of GSI's knowledge, (a) GSI is in material compliance with all applicable Environmental Laws (as defined in Section 6.1), (b) GSI has not received any communication (written or oral), whether from a governmental authority, employee, or any other person that alleges that GSI is not in material compliance, (c) there are no circumstances that may prevent or interfere with material compliance in the future, and (d) all permits and other governmental authorizations currently held by GSI pursuant to the Environmental Laws are in full force and effect and no other permits are required by GSI.

      2.13.2 There is no Environmental Claim (as defined in Section 6.1) pending or, to the best of GSI's knowledge, threatened against or involving the Assets.

      2.13.3 To the best of GSI's knowledge, GSI has not undertaken or caused past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, emission, discharge or disposal of any Material of Environmental Concern (as defined in Section 6.1), that could form the basis of any Environmental Claim against CASub as the owner of the Assets.

      2.13.4 Without in any way limiting the generality of the foregoing and to the extent the Assets are affected, (a) no polychlorinated biphenyls are or have been used or stored at any property owned or leased by GSI or used by GSI, and (b) to the best of GSI's knowledge, no friable asbestos or friable asbestos-containing material is present at any property owned or leased by GSI.

2.14 Customers. Exhibit 2.14 hereto contains a materially true and complete list of all customers of GSI during the period from January 1, 1996 through August 1, 1997 for goods or services. None of the present listed customers has notified GSI of an intention to cease purchasing goods or services from GSI.

2.15 Suppliers. Exhibit 2.15 hereto contains a materially true and complete list of all suppliers from or through whom GSI has purchased products or services during the period from January 1, 1996 through August 1, 1997 for use in connection with operation of GSI. None of the present listed suppliers has notified GSI of an intention materially to change its business relationship with GSI.

2.16 Absence of Certain Payments. Neither GSI nor any director, officer, agent, employee or other person associated with or acting on behalf of any of them has used any funds of GSI for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees from corporate funds, or established or maintained any unlawful or unrecorded funds, or violated any provisions of the Foreign Corrupt Practices Act of 1977 or any rules or regulations promulgated thereunder.

2.17 Intellectual Property. GSI owns, or is licensed or otherwise has the full right to use all Intellectual Property of material importance to the conduct of the business of GSI as presently conducted. Exhibit 1.1.6 lists all Intellectual Property, and all applications therefor, that are owned by GSI and that relate to the business of GSI. Exhibit 2.17 lists all material license agreements pursuant to which GSI is licensed under any Intellectual Property (the "Licensed Intellectual Property"). (a) All Intellectual Property, and each application therefor, that is identified on Exhibit 1.1.6 as owned by GSI is, together with the goodwill of the business associated with any marks, owned by GSI free and clear of any license, sublicense, agreement, judgment, order, decree, stipulation or material adverse lien or encumbrance;
(b) to the extent the Assets are affected, the business and operations of GSI do not infringe upon or violate any Intellectual Property owned by any third party; (c) GSI has not received, within the past four years, notice of any claim that GSI has infringed or violated any Intellectual Property of any third party, or that any Intellectual Property identified on Exhibit 1.1.6 as owned by GSI is invalid or violates or infringes upon the rights of any third party; and (d) GSI has not sent or otherwise communicated to another person any notice, charge, claim or other assertion of, nor does GSI have any knowledge of, any present, impending or threatened infringement or violation by any third party of any Intellectual Property or Licensed Intellectual Property of GSI, or any acts of unfair competition by any third party. To the extent the Assets are affected, GSI maintains reasonable security measures to prevent disclosure or transfer to unauthorized persons of any trade secrets and confidential information that are proprietary and material to the business of GSI.

2.18 Insurance Contracts. Exhibit 2.18 lists all contracts of insurance and indemnity (not shown in any other schedule referred to in this Agreement) in force at the date hereof with respect to the Assets. GSI shall keep all such insurance in full force and effect for not less than one year after the Closing to provide for any claims which may be made with respect to items included in the Assets for which GSI is or may be responsible.

2.19 Interests of Officers. None of the officers or directors of GSI has any interest in any property, real or personal, tangible or intangible, including Intellectual Property used in or pertaining to the business of GSI, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans.

2.20 No Misrepresentations. No representation or warranty by GSI in this Agreement, nor any statement, certificate or schedule furnished or to be furnished by or on behalf of GSI pursuant to this Agreement nor any document or certificate delivered to CACI pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements not misleading.


                                  ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF CACI AND CASUB

CACI and CASub represent and warrant to GSI as follows:

3.1 Corporate Status of CACI and CASub. CACI and CASub are corporations duly organized, validly existing and in good standing under the laws of Delaware. CACI and CASub are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the character of the properties owned, leased or operated by each or the nature of the business transacted by each makes such qualification necessary, except where failure to be so qualified would not have a materially adverse effect on the business, operations, assets, financial condition, results of operations, properties or prospects of CACI and its Subsidiaries considered as a whole.

3.2 Authority for Agreement. CACI and CASub have the full corporate power to own, lease and operate their properties and to conduct their businesses as currently owned, leased, operated and conducted and to execute, deliver, and perform this Agreement and the other transactions contemplated herein and to carry out their obligations hereunder. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby have been duly and validly authorized by CACI's Board of Directors and no other corporate proceedings on the part of CACI or CASub including, without limitation, stockholder approval, are necessary to authorize the execution, delivery and performance of this Agreement and the other transactions contemplated hereby. This Agreement and the related documents have been duly executed and delivered by CACI and are legal, valid and binding obligations of CACI enforceable against CACI in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights and except to the extent that courts may award money damages rather than specific performance of contractual provisions.

3.3 No Default or Violation. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-Laws or other organizational documents of CACI or CASub, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of or constitute a default under, or require the consent of any other party to, or result in any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which CACI or CASub is a party or by which either of them or any of their assets or properties may be bound or which is applicable to either of them or any of their assets or their properties. No authorization, consent, approval, license, order, or permit of, or declaration of, or filing with or notice to, any governmental body or authority or any other person or entity is necessary for the execution and delivery of this Agreement by CACI and CASub or the consummation by CACI and CASub of the other transactions contemplated hereby or to enable CACI and CASub to continue to conduct their business after the Closing in a manner consistent in all material respects with that in which they are currently conducted.

3.4 Annual Reports. CACI has previously furnished to GSI true and complete copies of its Annual Reports for each of the three fiscal years ending June 30, 1994, 1995 and 1996 and its Quarterly Report for the nine months ended March 31, 1997 (the "CACI Reports"). Each of the balance sheets included in the CACI Reports (including any related notes and schedules) fairly presents the consolidated financial position of CACI as of its date and the other financial statements included in the CACI Reports (including any related notes and schedules) fairly present the consolidated results of operations or other information included therein of CACI for the periods or as of the dates therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

3.5 Absence of Material Adverse Changes and Undisclosed Liabilities. Except as set forth on Exhibit 3.5 or as disclosed in the CACI Reports, since March 31, 1997 there has not occurred or arisen, whether or not in the ordinary course of business: (a) any material adverse change in the business, operations, assets, financial condition, results of operations, properties or prospects of CACI and CASub considered as a whole, or (b) any event, condition or state of facts of any character that might materially and adversely affect the business, operations, assets, financial condition, results of operations, properties or prospects of CACI and CASub considered as a whole. Except as set forth on Exhibit 3.5 or as disclosed in the CACI Reports, CACI and CASub, considered as a whole, have no material liabilities or obligations, fixed, accrued, contingent or otherwise, that are not fully reflected or provided for on, or disclosed in the notes to, the consolidated balance sheet as at March 31, 1997 included in the CACI Reports or elsewhere in the CACI Reports, except
(a) liabilities and obligations incurred in or as a result of the ordinary course of business since March 31, 1997, none of which individually or in the aggregate has been or is materially adverse to the business, operations, assets, financial condition, results of operations, properties or prospects of CACI and CASub considered as a whole, (b) liabilities and obligations permitted by or provided for or contemplated by this Agreement and (c) liabilities and obligations disclosed on the Exhibits delivered hereunder.

3.6 No Misrepresentations. No representation or warranty by CACI or CASub in this Agreement, nor any statement, certificate or schedule furnished or to be furnished by or on behalf of CACI or CASub pursuant to this Agreement nor any document or certificate delivered to GSI pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements not misleading.

3.7 Employment Offers. Prior to the Closing, CACI and CASub have made offers of employment to substantially all of the employees of GSI.


                                  ARTICLE 4

                                  COVENANTS

It is further agreed as follows:

4.1 Further Assurances. Subject to terms and conditions herein provided and to the fiduciary duty of each party's Board of Directors and officers, each of the parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Agreement and the other transactions contemplated by this Agreement. In case at any time any further action, including the obtaining of waivers and consents under material contracts and leases, is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement are hereby directed and authorized to use their efforts to effectuate all required action. GSI agrees to use its best efforts to effect assignments of all the Assigned Contracts, and further agrees to provide all documentation necessary to effect such assignments, including, without limitation, all instruments, certifications, requests, legal opinions, audited financial statements, and other documents required by
Part 42 of the Federal Acquisition Regulations to effect an assignment of any contract with the Government.

4.2   Assignment of Assigned Contracts.

      4.2.1 With respect to any Assigned Contract or any claim, right or benefit arising thereunder or resulting therefrom GSI, CACI and CASub shall use their respective best efforts to obtain the written consent of the other parties to such Assigned Contract for the assignment or novation thereof to CASub or written confirmation from such parties reasonably satisfactory in form and substance to CACI and GSI that such consent is not required. As soon as practicable following the date hereof, with respect to each Assigned Contract to which the United States government or an agency thereof is a party, GSI shall either obtain written confirmation reasonably satisfactory in form and substance to CACI and GSI that novation of such Assigned Contract is not required or submit to the relevant responsible contracting officer a written request that the United States government or the relevant agency enter into a government contract novation with GSI with respect to such Assigned Contract. GSI shall take in this regard all actions required or customary under the Federal Acquisition Regulations. Except as provided in the immediately preceding sentence, in no event shall GSI, CACI or CASub or any of their respective Affiliates be obligated to pay any money to the United States government, any agency thereof or any other person or entity or to offer or grant other financial or other accommodations in connection with obtaining any novation, assignment, consent or waiver.

      4.2.2 Until such novation, assignment, consent or waiver is obtained with respect to any Assigned Contract to which the United States government or an agency thereof is a party, GSI, CACI and CASub will cooperate in an arrangement reasonably satisfactory to GSI and CACI under which CASub will obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including, without limitation, subcontracting, sub-licensing or sub-leasing to the benefit of CASub, with CASub assuming GSI's obligations, any and all claims, rights and benefits of GSI against a third party thereto.

      4.2.3 The ADTN Contract

            4.2.3.1 The parties understand and agree that, after the Closing Date, negotiations with the Government in connection with the ADTN Contract) to finalize the pricing of network management services for the period from July 1, 1997 through the remainder of the ADTN Contract (the "Go Forward Period") shall be the responsibility of CACI and CASub and that CACI and/or CASub shall bear the cost of conducting such negotiations. CACI and CASub shall keep GSI informed as to the progress of those negotiations and shall consult with GSI concerning any agreement or other final action resulting from those negotiations. GSI shall use its best efforts to assist CACI and CASub with such negotiations from time to time upon the request of CACI and/or CASub with such negotiations from time to time upon the request of CACI and/or CASub, provided that GSI shall not be obligated to pay any money to any person or entity or to incur any material out-of-pocket expenses in connection with such assistance. It is further agreed that GSI shall make available any of its employees and/or records that may be reasonably required by CACI or CASub in connection with this matter. In order to assist CACI or CASub with such responsibility, GSI agrees to authorize its outside counsel involved in this matter to represent CACI and/or CASub for purposes related to the ADTN Contract. The parties hereby waive any claim of conflict of interest in connection with such representation and further agree to execute a final joint defense agreement or other instrument which will permit such counsel to share any required information with CACI and/or CASub without waiving any claim of attorney-client or attorney work privilege.

            4.2.3.2 GSI further agrees that if CACI and/or CASub filed (or, if the novation of the ADTN Contract shall not have occurred prior to March 31, 1998, requests GSI in writing to file) a claim or lawsuit against the Government relating to the pricing of network management services during the Go Forward Period under the ADTN Contract as a result of a breakdown of the ongoing negotiations (the "Claim/Lawsuit"), then GSI shall reimburse CACI and/or CASub for the out-of-pocket costs (including, without limitation, attorneys' fees) incurred by CACI and/or CASub in connection with the Claim/Lawsuit; provided, however, that (a) GSI shall not be responsible for any such reimbursement if the Government has agreed to pay (or is paying) at least $330,000 per month for network management services during the Go Forward Period and (b) GSI's total reimbursement obligation under this Section 4.2.3 shall not exceed $100,000.

            4.2.3.3 In the event of any conflict between the provisions of this Section 4.2.3 and the provisions of Section 4.2.1 or Section 4.2.2, then the provisions of this Section 4.2.3 shall control.

4.3 Customers. During the twelve-month period commencing on the Closing, GSI shall inform CACI promptly of all inquiries from potential customers concerning the possible purchase of any product or service provided by GSI.
In this connection, GSI shall provide CACI with the name and address of each potential customer and the substance of each inquiry. GSI shall refer each potential customer who shall make any inquiry to CACI. During the period, GSI shall use its best efforts to introduce CACI to GSI's customers for the products and services of GSI and to cooperate with and assist CACI in establishing a relationship with each customer.

4.4 Returns of Defective Goods. If any goods sold by GSI prior to the Closing are returned to CACI or CASub by the customer, or proposed to be returned, during the twelve-month period after the Closing because of defects in materials or workmanship or other noncompliance with specifications, CACI shall give notice to GSI of the return or proposed return and shall discuss with GSI the nature of the defect or noncompliance and the disposition of any goods that are so returned or are to be so returned. Following the discussion and any investigation CACI shall deem appropriate, CACI may, at its option, provide a refund or allowance to the customer in an amount reasonably consistent with CACI's or GSI's prior practice. If CACI provides a refund or allowance to a customer with respect to any returned merchandise, CACI may cause the merchandise to be returned to GSI or GSI's designee and CACI shall cooperate with GSI's efforts to resell or dispose thereof. If the aggregate amount so refunded and allowed by CACI for the merchandise exceeds $5,000, then GSI shall reimburse CACI for the excess, less the reasonable residual value, if any, of any of the returned goods retained by CACI and not delivered to GSI.

4.5 Excluded Assets. Within thirty days after the Closing, GSI, at its own expense and in compliance with all applicable laws, shall remove all Excluded Assets from any premises to be transferred to or occupied by CASub.

4.6 Defense of Claims and Litigation. At all times from and after the Closing, GSI, CACI and CASub shall consult, confer and cooperate in good faith on a reasonable basis with the other party (including, without limitation, the making available of witnesses and cooperation in discovery proceedings) in the conduct or defense of any claim, litigation or proceeding against either party or its Affiliates by any third party which relates to any of the Assets or Assumed Liabilities, or any matter which, directly or indirectly, arises therefrom, whether known at the Closing or arising thereafter. To the extent the indemnification provisions of this Agreement or of any other document delivered in connection with the transactions contemplated hereby apply to any such conduct or defense, they shall control as to the payment of costs and expen ses.

4.7 Retention of Books and Records. For a period of seven years after the Closing, each party shall retain its books and records relating to the Assets and the Assumed Liabilities. If any party desires to obtain any such books and records it may do so by notifying the other party, in writing, at any time prior to the end of such seven-year period. The notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of copies of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party.

4.8   Employees.

      4.8.1 CACI and CASub shall offer to hire the employees of GSI agreed upon by GSI, CACI and CASub management effective as of the Closing on terms and conditions that are substantially comparable to the terms and conditions of employment of such employees with GSI immediately prior to the Closing. GSI shall not interfere with CACI or CASub in their efforts to employ particular employees of GSI.

      4.8.2 At or before the Closing GSI shall pay all compensation accrued and payable as of the Closing to all of its present and former employees and independent contractors who work or worked in GSI, including, without limitation, straight time and overtime pay, fringe benefits, severance pay, disability payments and payments for medical, dental, life insurance, workmen's compensation and benefits under any Benefit Plan that are payable at Closing, and shall pay over to the appropriate governmental agencies or other appropriate persons or entities all withheld taxes, social security and other similar payments accrued and payable as of the Closing with respect to such present and former employees and independent contractors through the Closing, except for amounts and taxes included in the Assumed Liabilities. Notwithstandi ng the foregoing, any employee of GSI who has accrued vacation leave for vacation not yet taken ("Vacation Leave") as of the Closing Date may elect either to receive a payment equal to the applicable wages (less applicable withholding for federal, state and local income and employment taxes) for such Vacation Leave, as determined by GSI, or to retain credit for such Vacation Leave for purposes of his or her employment with CACI or CASub. In the event the employee elects to receive payment for his Vacation Leave, such payment shall be made by GSI no later than the Closing Date. In the event the employee elects to retain credit for such Vacation Leave, then CACI and CASub agree to grant credit for such Vacation Leave under its vacation policy, without regard to any limit on vacation accruals that may be set forth in such policy.

      4.8.3 After the Closing, GSI shall pay all amounts due from GSI to all of its present and former employees and independent contractors who work or worked in GSI for (a) medical, dental, life insurance and other welfare benefits due under any Benefit Plan for claims incurred before the Closing and
(b) for workmen's compensation claims incurred before or after the Closing for injuries that occurred prior to the Closing. Except as otherwise agreed between GSI and the relevant employee and as provided in Section 4.8.2, GSI shall pay or shall cause to be paid any benefits that become payable under any Benefit Plan on or after the Closing to any employee of GSI who accepts the offer of employment extended by CACI and CASub ("Transferred Employee") in accordance with the terms of any such Benefit Plan. CACI and CASub agree to cooperate, in a complete, timely and diligent manner to provide GSI or its ERISA Affiliates with such service and census data, including prompt notification of the termination of employment of any Transferred Employee, as may be required by GSI or any of them for the purposes of effecting distribution of benefits to which any Transferred Employee may be entitled under any such Benefit Plan.

      4.8.4 Effective at the Closing, CACI and CASub shall offer coverage under a comprehensive group health plan ("Group Health Plan") to all Transferred Employees, taking into account for eligibility purposes under such plan the service accrued by any such individual as an employee of GSI or its ERISA Affiliates. CACI and CASub shall waive all exclusions and limitations for preexisting conditions under such Group Health Plan for all Transferred Employees and their dependents who were covered under a group health plan of GSI or its ERISA Affiliates prior to Closing. For purposes of participation in such Group Health Plan, each Transferred Employee shall also receive credit for all payments made toward their annual deductible under the group health plan of GSI or its ERISA Affiliates in which such Transferred Employee was a participant immediately prior to the Closing.

      4.8.5 Effective at the Closing, Transferred Employees will immediately be eligible to participate in the CACI $MART [401K] Plan. CACI and CASub will accept the direct rollover of the Transferred Employee's account balance in the Infonet Matched Asset Plan ("GSI Plan") including any outstanding loan balances. At the request of a Transferred Employee, the Trustees of the GSI Plan will assign the Transferred Employee's loan note to Franklin Templeton Trust Co., Trustees for the CACI $MART [401K] Plan.

      4.8.6 For purposes of calculating service credits for eligibility and vesting under the Employee Benefit Plans and Benefit Arrangements maintained by CACI or CASub (or the ERISA Affiliates of either of them) for the benefit of the Transferred Employees, CACI or CASub (or the ERISA Affiliates of either of them), as applicable, shall grant to any Transferred Employee credit for all service earned as an employee of GSI.

4.9 Bulk Transfer Compliance. GSI covenants and agrees to pay and discharge promptly and when due, and in all respects to defend CACI and CASub against, all claims which are asserted against CACI or CASub by reason of noncompliance with the bulk transfer provisions of the Uniform Commercial Code or similar statutory provisions applicable to this Agreement and the transactions contemplated hereunder at the Closing. To the extent the indemnification provisions of this Agreement or of any other document delivered in connection with the transactions contemplated hereby apply to any such conduct or defense, they shall control as to the payment of costs and expenses.

4.10  Indemnities.

      4.10.1 Indemnification of CACI. Subject to the limitations set forth in this Agreement, GSI shall indemnify and hold harmless CACI and CASub and their respective successors by merger or other operation of law (the "Successors"), directors and officers from and against all losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and disbursements) suffered, incurred or paid:

            4.10.1.1 that would not have been suffered, incurred or paid if all the representations, warranties, covenants and agreements of GSI in this Agreement or any document delivered by GSI or Infonet pursuant to this Agreement (including without limitation the Subcontracts and the letter agreement relating to the Globalstar contract) or in any other instrument or document described in Section 5.2 hereof had been (with respect to representations and warranties) true and had been (with respect to covenants and agreements) fully performed and fulfilled;

            4.10.1.2 under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") or similar law as the result of any "plant closing" or "mass layoff," within the meaning of WARN, that occurs at or prior to Closing;
            4.10.1.3 as a result of any "Action" (as hereinafter defined) arising out of or relating to the conduct of the business of GSI before or after the Closing or any liability or obligation, or alleged liability, of GSI not specifically assumed by CACI under this Agreement; and

            4.10.1.4 as a result of any Action which arises out of or relates to the failure of GSI to pay, promptly and when due, any tax, fee or other charge which shall become due or shall have accrued on account of the use, acquisition or ownership of GSI of any of the Assets or any tax, fee or other charge GSI is obligated to pay, or to reimburse CACI or CASub for, hereunder on account of any sale of the Assets or the transactions contemplated hereby.

Notwithstanding anything herein to the contrary, if GSI shall be required to indemnify CACI, CASub or any of their Subsidiaries or any of their respective directors, officers or Successors with respect to the same item of damage and amount, the satisfaction of such indemnity to one of them shall discharge GSI's obligations to the other to the extent of the amount paid.

      4.10.2 Indemnification of GSI. Subject to the limitations set forth in this Agreement, CACI and CASub shall indemnify and hold harmless GSI and its directors, officers and Successors from and against all losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and disbursements) suffered, incurred or paid:

             4.10.2.1 that would not have been suffered, incurred or paid if all the representations, warranties, covenants and agreements of CACI and CASub in this Agreement or in any other instrument or document furnished to GSI pursuant to Section 5.3 hereof had been (with respect to representations and warranties) true and had been (with respect to covenants and agreements) fully performed and fulfilled; or

             4.10.2.2 as a result of any Action arising out of or relating to the conduct of business involving some or all of the Assets or the Assumed Liabilities as of or after the Closing or to any failure of CACI or CASub to perform any liability specifically assumed by it pursuant to this Agreement or any document delivered by CACI or CASub pursuant to this Agreement (including without limitation the Subcontracts and the letter agreement relating to the Globalstar contract).

Notwithstanding anything herein to the contrary, if CACI or CASub shall be required to indemnify GSI or any of its directors, officers or Successors with respect to the same item of damage and amount, such payment or satisfaction of such indemnity to one of them shall discharge the obligations of CACI and CASub to the other to the extent of the amount paid.

      4.10.3 Third Party Claims. The obligations and liabilities of a party from which indemnification is sought (an "Indemnifying Party") by a person or entity seeking indemnification (an "Indemnified Party") under this Section
4.10 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following conditions:

             4.10.3.1 The Indemnified Party shall give written notice to the Indemnifying Party of the nature of the assertion of liability by a third party and the amount thereof promptly after the Indemnified Party learns of such assertion. The foregoing notwithstanding, failure of an Indemnified Party to comply with its obligations under this Section 4.10.3 shall affect its right to indemnity only to the extent the Indemnifying Party demonstrates actual damage caused by such failure.

             4.10.3.2 If any claim, action, suit or proceeding (an "Action") is brought by a third party against an Indemnified Party, the Action shall be defended by the Indemnifying Party and such defense shall include all appeals or reviews which counsel for the Indemnifying Party shall deem appropriate. Until the Indemnifying Party shall have assumed the defense of any such Action, or if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not be entitled to assume the defense of such Action), all legal or other expenses reasonably incurred by the Indemnified Party shall be borne by the Indemnifying Party and shall be repaid to the Indemnifying Party by the Indemnified Party if it is finally determined that the Indemnifying Party was not liable or responsible for the claim underlying the Action.

             4.10.3.3 In any Action initiated by a third party and defended by the Indemnifying Party, (a) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (b) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (c) the Indemnified Party shall make available to the Indemnifying Party, and its attorneys and accountants, all books and records of the Indemnified Party relating to such Action, and (d) the parties shall render to each other such assistance (including, without limitation, as contemplated by Section 4.6) as may be reasonably required for the proper and adequate defense of such Action.

             4.10.3.4 In any Action initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not make any settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

      4.10.4 Claims. If a claim is to be made by a party pursuant to Section 4.10.1, 4.10.2 or 4.10.3 hereunder against the other party, the claiming party shall give written notice (a "Claim Notice") to the other party as soon as practicable after the claiming party becomes aware of any fact, condition or event which may give rise to a claim for which indemnification may be sought under this Section 4.10.

      4.10.5 Limitation of Liability. Notwithstanding anything herein to the contrary, GSI shall not be liable to CACI or CASub, and CACI and CASub shall not be liable to GSI, in connection with this Agreement or the transactions contemplated by this Agreement for any indemnification or other form of obligation (i) unless (A) the claim is ripe, (B) the Claim Notice delivered in connection with such claim describes an actual occurrence giving rise to such claim and (C) the Claim Notice is received by the party from which indemnification is sought on or before June 30, 2000 and (ii) unless and until the aggregate amount of liability for any reason exceeds $25,000 (provided that thereafter the Indemnifying Party shall make indemnification thereunder for the aggregate amount of such liability, including, without limitation, such $25,000). The total amount of GSI's obligation to indemnify or otherwise pay CACI, CASub or any other person or entity for any reason in connection with this Agreement or the transactions contemplated by this Agreement shall not exceed, in aggregate, the Purchase Price.
PAGE

                                  Article 5

                            CONDITIONS PRECEDENT

5.1 Conditions Precedent to the Obligations of Each Party. The obligations of GSI, CACI and CASub to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

      5.1.1 No injunction or restraining or other order issued by a court of competent jurisdiction that prohibits or materially restricts the consummation of any transaction contemplated by this Agreement or any other material transaction contemplated by this Agreement shall be in effect, and no action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the Acquisition.

      5.1.2 There shall not have been any action taken, and no statute, rule or regulation shall have been enacted, by any state or federal government agency that would prohibit or materially restrict the Acquisition.

      5.1.3 All filings with and notifications to, and all approvals and authorizations of, third parties (including, without limitation, governmental entities and authorities) required for the consummation of the Acquisition shall have been made or obtained and all such approvals and authorizations obtained shall be effective and shall not have been suspended, revoked or stayed by action of any governmental entity or authority.

      5.1.4 All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or otherwise been terminated.

5.2 Conditions to Obligations of CACI and CASub to Effect the Acquisition. The obligation of CACI and CASub to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

      5.2.1 CACI, CASub, and Infonet Services Corporation ("ISC") shall have entered into contractual arrangements satisfactory to CACI for the provision by ISC to CASub of all services required in support of the contractual commitments of GSI assumed by CASub pursuant to this Agreement and for indemnification by ISC with respect to all the matters as to which GSI is to provide indemnification pursuant to Section 4.10;

      5.2.2 CACI, CASub and ISC shall have entered into contractual arrangements satisfactory to CACI with respect to the employment of the senior executives of GSI identified in Exhibit 5.2.2;

      5.2.3 GSI shall have delivered to CASub all appropriate deeds and instruments of transfer, conveyance, sale and assignment in respect of the Assets, consisting of bills of sale, assignments, confirmation of notices sent to third parties holding any such Assets, and such other good and sufficient instruments of conveyance and transfer (including, without limitation, any consents thereto by third parties necessary to make the same valid and effective), in such form and containing such terms and provisions as CACI may reasonably request, including, without limitation, the documents listed in
Section 1.7.2.1.1;

      5.2.4 CACI and CASub shall have received an opinion of Infonet's general counsel, on behalf of Infonet and GSI in form and substance satisfactory to counsel to CACI, dated the date of the Closing, to the effect set forth in
Exhibit 5.2.4;

      5.2.5 Since March 31, 1997, there shall not have been any material adverse change of any nature in the business, operations, assets, financial condition, results of operations, properties or prospects of GSI that affects the Assets.

      5.2.6 CACI shall not have any knowledge or reason to believe or suspect that GSI will be unable to assign the Assigned Contracts or that any other party, including, without limitation, the Government, will not approve or consent to the assignment of any of the Assigned Contracts or will otherwise prohibit or materially restrict the assignment of any of the Assigned Contracts; and

      5.2.7 CACI and CASub shall have received from GSI all other documents consistent with the purposes of this Agreement, in form and substance satisfactory to CACI and its counsel, as CACI shall have reasonably requested (other than additional opinions of counsel).

5.3 Conditions to Obligations of GSI to Effect the Acquisition. The obligation of GSI to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

      5.3.1 GSI shall have received an opinion of CACI's general counsel in form and substance satisfactory to counsel to GSI, dated the date of the Closing, to the effect set forth in Exhibit 5.3.1; and

      5.3.2 GSI shall have received from CACI and CASub all such other documents consistent with the purposes of this Agreement, in form and substance satisfactory to GSI and its counsel, as GSI shall have reasonably requested (other than additional opinions of counsel).

                                  ARTICLE 6

                        DEFINITIONS AND MISCELLANEOUS

6.1 Definitions of Certain Terms. As used herein, the following terms shall have the following meanings:

1997 Balance Sheet: as defined in Section 2.5 hereof.

Action: any claim, action, suit or proceeding.

ADTN Contract: as defined in Section 1.8.2 hereof.

Affiliate: with respect to any entity, any person or entity that controls, is controlled by, or is under common control with such entity.

Assets: as defined in Section 1.1 hereof.

Asset Documents: as defined in Section 1.1.4 hereof.

Assigned Contracts: as defined in Section 1.1.7 hereof.

Assumed Liabilities: as defined in Section 1.3 hereof.

Benefit Arrangement: any material benefit arrangement that is not an Employee Benefit Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits,
(v) any equity compensation plan, and (vi) any deferred compensation plan.

Benefit Plan: any Employee Benefit Plan or Benefit Arrangement that is sponsored or contributed to by GSI or any of its ERISA Affiliates covering GSI's employees or former employees.

CACI Reports:  as defined in Section 3.4 hereof.

Closing: as defined in Section 1.7 hereof.

Code:  as defined in Section 1.7.2.1.3 hereof.

Employee Benefit Plan: any employee benefit plan, as defined in Section 3(3) of ERISA.

Employee Pension Benefit Plan: any employee pension benefit plan as defined in
Section 3(2) of ERISA that is subject to regulation under Title IV of ERISA, other than a Multiemployer Plan.

Environmental Claim: any written notice by any governmental agency alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by CACI or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

Environmental Contamination: (a) an occurrence occurring or a condition existing relating to GSI at or before the Closing if such occurrence or condition was in violation of any Environmental Law or Environmental Permit existing at or before the Closing and if CACI or CASub is specifically required to take remedial action with respect thereto by a governmental agency or a negotiated agreement, decree or clean-up plan with a governmental agency, regardless of when such occurrence or condition is discovered or when such remedial action is required, (b) any use, disposal or discharge of Materials of Environmental Concern by GSI before the Closing resulting in liability to a third party, regardless of when such use, disposal or discharge is discovered or (c) an occurrence occurring or condition existing which is caused by GSI at or before the Closing if CACI or CASub investigates or takes remedial action with respect thereto as required by applicable Environmental Laws.

Environmental Laws: mean all Federal, state and local laws, rules and regulations relating to pollution or protection of the environment, or occupational or human health and safety, including, without limitation, laws, rules and regulations relating to handling, processing, storage, recycling, emission, discharge, disposal, treatment, transportation, release or threatened release of any Material of Environmental Concern or other waste or material into ambient air, surface water, ground water or land, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Federal Water Pollution Control Act (38 U.S.C. 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. 11001 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 135 et seq.), and the Food, Drug and Cosmetic Act (15 U.S.C. 2000 et seq.), in each case as these laws have been amended or supplemented.

Environmental Permit: all certificates, consents, permits, licenses, authorizations and approvals required under or relating to any Environmental Law.

ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any person that, together with GSI as of the relevant measuring date under ERISA, was or is required to be treated as single employer under Section 414 of the Code.

Government: the federal government of the United States of America.

GSI Financial Statements:  as defined in Section 2.4 hereof.

GSI Plans:  as defined in Section 4.8.5 hereof.

Indemnified Party: as defined in Section 4.10.3 hereof.

Indemnifying Party: as defined in Section 4.10.3 hereof.

Intellectual Property: as defined in Section 1.1.6 hereof.

Inventory: as defined in Section 1.1.1 hereof.

ISC: as defined in Section 5.2.1 hereof.

Licensed Intellectual Property: as defined in Section 2.17 hereof.

Materials of Environmental Concern: those substances or constituents which are regulated by, or form the basis of liability under, any Environmental Law.

Multiemployer Plan: a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

Orders: as defined in Section 1.1.8 hereof.

PBGC: the Pension Benefit Guaranty Corporation.

Prepaid Expenses: as defined in Section 1.1.5 hereof.

Purchase Price:  as defined in Section 1.5 hereof.

SEC: the Securities and Exchange Commission, or any governmental agency succeeding to its functions.

Subsidiary: any corporation, association, or other business entity a majority (by number of votes) of the shares of capital stock (or other voting interests) of which is owned by GSI, CACI or their respective Subsidiaries.

Successors: as defined in Section 4.10.1 hereof.

Tangible Assets: as defined in Section 1.1.2 hereof.
6.2 Brokerage. Each party shall be solely responsible for payment of any fee or charge of any broker, finder, financial advisor or intermediary engaged, employed, or consulted by that party in connection with negotiations or discussions incident to the execution of this Agreement or any of the transactions contemplated hereby.

6.3 Survival of Representations and Warranties. Notwithstanding any investigation conducted before or after the Closing, and notwithstanding any knowledge or notice of any fact or circumstance which either CACI or GSI may have as the result of such investigation or otherwise, CACI, CASub and GSI shall each be entitled to rely upon the representations, warranties and covenants of the other in this Agreement. Each of the representations, warranties and covenants contained in this Agreement, made in any document delivered hereunder or otherwise made in connection with the Closing hereunder shall survive the Closing and shall expire on June 30, 2000.

6.4 Expenses. Each party shall pay its own expenses, including the fees of attorneys, accountants, investment bankers, valuation experts and others, in connection with the transactions contemplated hereby, whether or not they are completed, except that in the event of a conflict between this provision and the indemnification provisions of this Agreement, the indemnification provisions shall control.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

6.6 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand sent via a reputable nationwide courier service or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed or sent:

To CACI and CASub:

CACI International Inc
      1100 North Glebe Road
      Arlington, VA  22201
      Attention: Dr. J. P. London, Chairman

With copies to:

      Jeffrey P. Elefante
      Executive Vice President, General Counsel and Secretary
      CACI International Inc
      1100 North Glebe Road
      Arlington, VA  22201

      David W. Walker, Esq.
      Foley, Hoag & Eliot LLP
      One Post Office Square
      Boston, MA  02109

To GSI:

      Government Systems, Inc.
      14200 Park Meadow Drive, Suite 200
      Chantilly, VA 20151-2219
      Attention:  President
With copies to:

      Infonet Services Corporation
      2100 East Grand Avenue
      El Segundo, CA 90245
      Attention: Dr. Ernest U. Gambaro, Senior Vice
        President, General Counsel and Secretary

      Paul A. Galleberg, Esq.
      Latham & Watkins
      633 West Fifth Street, Suite 4000
      Los Angeles, California 90071-2007

6.7 Entire Agreement, Assignability, etc. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and (c) shall not be assignable by operation of law or otherwise. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives and Successors, and shall inure to the benefit of the Indemnified Parties and their respective legal representatives and Successors. All Exhibits mentioned in this Agreement shall be attached to this Agreement, and shall form an integral part hereof. All capitalized terms defined in this Agreement which are used in any Exhibit shall, unless the context otherwise requires, have the same meaning therein as given herein.

6.8 Cumulative Rights and Remedies. GSI, CACI and CASub each acknowledge that money damages alone will not adequately compensate the other party for breach of a party's obligations under this Agreement and, therefore, agree that in the event of the breach or threatened breach of any such obligation, in addition to all other remedies available, at law, in equity or otherwise, each party shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of this Agreement. All rights and remedies under this Agreement are cumulative and are in addition to and not exclusive of any other rights and remedies provided hereunder, under any other document delivered as part of a transaction contemplated hereby or otherwise by agreement or law, at equity or otherwise. Without limiting the generality of the foregoing, the parties expressly recognize that specific performance is not either party's sole remedy for any reason hereunder.

6.9 Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                             CACI International Inc

[SEAL]

                             By:              /s/
                                ------------------------------------
                                Chairman and Chief Executive Officer


                             CACI, Inc.

[SEAL]

                             By:              /s/
                                ------------------------------------
                                Chief Executive Officer


                             Government Systems, Inc.

[SEAL]

                             By:              /s/
                                ------------------------------------
                                Authorized signer